EXHIBIT 5.2

November 19, 2010

Entrée Gold Inc.
Suite 1201 – 1166 Alberni Street
Vancouver, British Columbia
Canada V6E 3Z3

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re:           Registration Statement on Form F-10/A

We hereby consent to the reference to us in this registration statement on Form F-10/A (the "Registration Statement”) and the related short form base shelf prospectus (the "Prospectus”) of Entrée Gold Inc. (the “Corporation”) relating to the registration of Cdn.$100,000,000 of common shares, warrants, and subscription receipts of the Corporation.  We also consent to the use of our firm name in the Prospectus, included as part of the Registration Statement, under the heading “Legal Matters”.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Fasken Martineau DuMoulin LLP
Fasken Martineau DuMoulin LLP